     As filed with the Securities and Exchange Commission on April 20, 2001
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         INTERMUNE PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

              DELAWARE                              99-3296648
      (State of Incorporation)       (I.R.S. Employer Identification No.)

                               1710 GILBRETH ROAD
                                    SUITE 301
                              BURLINGAME, CA 94010
                                 (650) 409-2020
                    (Address of principal executive offices)

                           2000 Equity Incentive Plan
                 2000 Non-Employee Directors' Stock Option Plan
                        2000 Employee Stock Purchase Plan

                                   ----------
                              (Full title of plans)

                             W. SCOTT HARKONEN, M.D.
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                               1710 GILBRETH ROAD
                                    SUITE 301
                              BURLINGAME, CA 94010
                                 (650) 409-2020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                               LAURA BEREZIN, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                                   ----------

                         CALCULATION OF REGISTRATION FEE


================================== ================ =========================== ============================ ===================
TITLE OF SECURITIES TO BE           AMOUNT TO BE    PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE       AMOUNT OF
REGISTERED                           REGISTERED        PRICE PER SHARE (1)          OFFERING PRICE (1)        REGISTRATION FEE
---------------------------------- ---------------- --------------------------- ---------------------------- -------------------


Stock Options and Common Stock
(par value $.001)                     1,135,919              23.73                    26,955,357.87               6,738.84
================================== ================ =========================== ============================ ===================


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on April 17, 2001 as reported on the Nasdaq National Market.

The chart below details the calculation of the registration fee:

---------------------------------------- -------------------------------- ----------------------- --------------------
              SECURITIES                        NUMBER OF SHARES            OFFERING PRICE PER    AGGREGATE OFFERING
                                                                                  SHARE                  PRICE
---------------------------------------- -------------------------------- ----------------------- --------------------

Shares issuable under the 2000 Equity              716,939                       23.73               17,012,962.47
Incentive Plan
---------------------------------------- -------------------------------- ----------------------- --------------------
Shares issuable pursuant to the 2000
Non-Employee Directors' Stock Option
Plan                                               180,000                       23.73                4,271,400.00
---------------------------------------- -------------------------------- ----------------------- --------------------
Shares issuable pursuant to the 2000
Employee Stock Purchase Plan                       238,980                       23.73                5,670,995.40
---------------------------------------- -------------------------------- ----------------------- --------------------
Proposed Maximum Aggregate Offering
Price                                                --                           --                 26,955,357.87
---------------------------------------- -------------------------------- ----------------------- --------------------
Registration Fee                                     --                           --                      6,738.84
---------------------------------------- -------------------------------- ----------------------- --------------------



                                       1.

                                     PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference into this registration statement:

         (a) Registrant's Registration Statement on Form S-8 filed on April 11, 2000, under the Securities Exchange Act of 1933, as amended (file No. 333-34510).

         All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                                       2.

         ITEM 8.  EXHIBITS


EXHIBIT
NUMBER


5.1               Opinion of Cooley Godward LLP

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Cooley Godward LLP (Included in Exhibit 5.1)

24.1              Power of Attorney (See signature page)

99.1*             2000 Equity Incentive Plan and Form of Stock Option Grant Notice and Agreement

99.2*             2000 Non-Employee Directors' Stock Option Plan and Form of Nonstatutory Stock Option

99.3*             2000 Employee Stock Purchase Plan and Offering Documents


-------------
* Incorporated by reference from the registrant's Registration Statement on Form S-1, as amended (file No. 333-96029), initially filed with the Securities and Exchange Commission on February 2, 2000.




                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Burlingame, State of California, on April 17, 2001.

                               INTERMUNE PHARMACEUTICALS, INC.

                               By:    /s/  Timothy P. Lynch
                                  ------------------------------
                                   Timothy P. Lynch
                                   Chief Financial Officer and Vice President of Finance and Administration

                                POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints each of
W. Scott Harkonen and Timothy P. Lynch his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or supplements (including post-effective amendments) to the registration statement on Form S-3, and to sign any and all additional registration statements relating to the same offering of securities as those that are covered by the registration statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                 TITLE                                       DATE



     /s/ W. Scott Harkonen                                Chief Executive Officer,                    April 17, 2001
--------------------------------------------              President and Director
     W. Scott Harkonen                                    (Principal Executive Officer)


     /s/ Timothy P. Lynch                                 Chief Financial Officer and Vice            April  17, 2001
--------------------------------------------              President of Finance and
     Timothy P. Lynch                                     Administration (Principal Financial
                                                          and Accounting Officer)

     /s/ James I. Healy                                   Director                                    April 17, 2001
--------------------------------------------
     James I. Healy

     /s/ Edgar Engleman                                   Director                                    April 17, 2001
--------------------------------------------
     Edgar Engleman

     /s/ John L. Higgins                                  Director                                    April 17, 2001
--------------------------------------------
     John L. Higgins

     /s/ Jonathan S. Leff                                 Director                                    April  17, 2001
--------------------------------------------
     Jonathan S. Leff

     /s/ Nicholas J. Simon                                Director                                    April  17, 2001
--------------------------------------------
     Nicholas J. Simon

     /s/ Wayne Hockmeyer                                  Director                                    April 17, 2001
--------------------------------------------
     Wayne Hockmeyer



                                       4.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                      DESCRIPTION



5.1               Opinion of Cooley Godward LLP

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Cooley Godward LLP (Included in Exhibit 5.1)

24.1              Power of Attorney (See signature page)

99.1*             2000 Equity Incentive Plan and Form of Stock Option Grant Notice and Agreement

99.2*             2000 Non-Employee Directors' Stock Option Plan and Form of Nonstatutory Stock Option

99.3*             2000 Employee Stock Purchase Plan and Offering Documents


-------------
* Incorporated by reference from the registrant's Registration Statement on Form S-1, as amended (file No. 333-96029), initially filed with the Securities and Exchange Commission on February 2, 2000.



                                       5.